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                                                                    EXHIBIT 99.1


                        ELMORE COUNTY BANCSHARES, INC.
                             304 BARNETT BOULEVARD
                           TALLASSEE, ALABAMA  36078

                      REVOCABLE PROXY FOR SPECIAL MEETING
                                OF SHAREHOLDERS
                           __________________, 1998



          The undersigned hereby constitutes and appoints_______________________ ___________________________, ____________________ and ________________________,
and each of them, the proxies of the undersigned with full power of substitution, to attend the Special Meeting of Shareholders of Elmore County Bancshares, Inc. ("Elmore County") to be held at the main office of The Bank of Tallassee ("Tallassee Bank"), 304 Barnett Boulevard, Tallassee, Alabama on _________________, ____________, 1998 at ___ .m., local time, and any adjournments thereof, and to vote all the shares of stock of Elmore County which the undersigned may be entitled to vote, upon the following matters.

     1. The approval of the Agreement and Plan of Merger and Reorganization, dated as of December 11, 1997 (the "Merger Agreement"), by and among The Peoples BancTrust Company, Inc. ("PBTC"), The Peoples Bank and Trust Company, Elmore County and Tallassee Bank, and the transactions contemplated thereby, including the merger of Elmore County with and into PBTC, pursuant to which each outstanding share of Elmore County common stock will be converted into 3.0893 shares of common stock of PBTC (with cash paid in lieu of fractional interests).

     2. The transaction of such other business as may properly come before the Special Meeting or any adjournments thereof.

     THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS OF ELMORE COUNTY, WILL BE VOTED IN ACCORDANCE WITH THE INSTRUCTIONS MARKED HEREIN, AND WILL BE VOTED FOR THE MERGER AGREEMENT IF NO INSTRUCTIONS TO THE CONTRARY ARE MARKED HEREIN. IF ANY OTHER BUSINESS IS PRESENTED AT THE SPECIAL MEETING, THIS PROXY WILL BE VOTED BY THOSE NAMED IN THIS PROXY AS DETERMINED BY A MAJORITY OF THE BOARD OF DIRECTORS. AT THE PRESENT TIME, THE BOARD OF DIRECTORS KNOWS OF NO OTHER BUSINESS TO BE PRESENTED AT THE SPECIAL MEETING.

     The undersigned hereby acknowledges receipt of a copy of the accompanying Notice of Special Meeting of Shareholders and Joint Proxy Statement/Prospectus, and hereby revokes any proxy heretofore given. THIS PROXY MAY BE REVOKED AT ANY TIME BEFORE ITS EXERCISE.

Date:_________________________

Signature:____________________

Signature:____________________


PLEASE MARK, DATE AND SIGN AS YOUR NAME APPEARS HEREIN AND RETURN IN THE ENCLOSED ENVELOPE. If acting as executor, administrator, trustee, guardian, etc. you should so indicate when signing. If the signer is a corporation, please sign the full name by duly appointed officer. If a partnership, please sign in partnership name by authorized person. If shares are held jointly, each shareholder named should sign.